Exhibit 10.1

FIRST AMENDMENT TO
RESTATED RABBI TRUST AGREEMENT

THIS AMENDMENT, effective as of the 23rd day of July, 2013, by and between WISCONSIN ENERGY CORPORATION (the “Company”) and THE NORTHERN TRUST COMPANY (the “Trustee”);
WHEREAS, the Company and the Trustee entered into the Restated Rabbi Trust Agreement, dated February 11, 2004 (the “Trust”);
WHEREAS, the Company and the Trustee desire to amend the Trust to provide for the Company or an investment manager appointed by the Company to exercise investment responsibility for the Trust Fund;
WHEREAS, in order to satisfy the conditions for amending the Trust set forth in Section FOURTEENTH, and pursuant to a resolution of the Company’s Board of Directors, the Compensation Committee of the Board of Directors, or a written instrument executed by designee of either and delivery to the Trustee of a certified copy of such resolution, the Company and the Trustee herby consent to such amendment. The Company hereby certifies that this amendment shall not reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive on the date before the amendment, such amendment does not conflict with the terms of the Plans or make the Trust revocable;
NOW, THEREFORE, the section of the Trust set forth below is amended as follows, but all other sections of the Trust shall remain in full force and effect.

1.	Section SIXTH is hereby amended by adding the following to the end of such section:

In addition, the Company or an investment manager appointed by the Company may, by written notice to Trustee, assume investment responsibility for any portion or all of the Trust Fund (and shall be deemed to have assumed such responsibility with respect to any insurance policies or contracts or other agreed upon assets held in the Trust for which Trustee has not accepted investment responsibility in writing), in which event Trustee shall act with respect to such assets only as directed by Company or an investment manager appointed by the Company and shall have no investment review responsibility therefor. Company shall have investment responsibility for any assets for which an investment manager has not been retained, has been removed, or is for any reason unwilling or unable to act.
IN WITNESS WHEREOF, the Company and the Trustee have caused this First Amendment to be duly executed as of the effective date set forth above.
WISCONSIN ENERGY CORPORATION

By:    /s/ J. Patrick Keyes
Name: J. Patrick Keyes
Its:    Executive Vice President & Chief Financial Officer

THE NORTHERN TRUST COMPANY
By:    /s/ John Malusa
Its:    Senior Vice President